SUPPLEMENTAL INFORMATION

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017

BASIS OF PRESENTATION

GENERAL INFORMATION
Unless the context indicates otherwise, references in the accompanying financial information (the "Supplemental") to the "Corporation" refer to GGP Inc. and references to "GGP" or the "Company" refer to the Corporation, its direct and indirect subsidiaries, and consolidated and unconsolidated entities. Additionally, where reference is made to "GAAP", this refers to accounting principles generally accepted in the United States of America.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION
The Company has presented information on its consolidated and unconsolidated properties ("Proportionate" or "at share") in certain schedules included within this Supplemental. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company's unconsolidated property operations that are owned through investments accounted for under the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, this information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

NON-GAAP MEASURES
For full discussion of the definitions, purpose and use of non-GAAP financial measures see “Non-GAAP Supplemental Financial Measures and Definitions” on pages ER5 to ER7.

This Supplemental makes reference to company same store net operating income (“Company Same Store NOI”), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and funds from operations (“FFO”). Company Same Store NOI is defined as income from operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses, excluding full or partial reductions in ownership as a result of sales or other transactions ("Sold Interests"), periodic effects of full or partial acquisitions of properties and certain redevelopments. EBITDA is defined as NOI (Company Same Store plus Company Non-Same Store NOI) less certain property management and administrative expenses, net of management fees and other operational items. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, less preferred unit distributions and preferred stock dividends, plus real estate related depreciation and amortization including adjustments for unconsolidated entities. NOI, EBITDA and FFO are presented in the Supplemental on a Proportionate basis, which includes GGP’s share of consolidated and unconsolidated properties. As GGP conducts substantially all of its business through GGP Operating Partnership, LP, and through GGP Limited Partnership and GGP Nimbus, LP (collectively the “Operating Partnerships”, which are 99% owned by GGP) and since the limited common units of the Operating Partnerships are included in total diluted weighted average FFO per share amounts, all FFO amounts in this Supplemental reflect the FFO of the Operating Partnerships.

In order to present GGP's operations in a manner most relevant to its operations, Company NOI, Company EBITDA, and Company FFO have been presented to exclude certain revenues and expenses. Company Same Store NOI is presented to exclude the periodic effects of full or partial acquisitions of properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. Company NOI, EBITDA, FFO and derivations thereof, are not alternatives to GAAP operating income or net income attributable to common stockholders. For reference, as an aid in understanding management's computation of Company NOI, EBITDA, and FFO, a reconciliation of Company NOI to consolidated operating income, Company EBITDA, and Company FFO to net income in accordance with GAAP has been included in the "Reconciliation of GAAP to Non-GAAP Financial Measures" schedule.

TABLE OF CONTENTS

	Page		Page

Earnings Press Release	ER1-7	Asset Transactions:
		Summary of Asset Transactions	16
GAAP Financial Statements:
GAAP Overview	1	Portfolio Operating Metrics:
Consolidated Balance Sheets	2	Key Operating Performance Indicators	17
Consolidated Statements of Income	3	Signed Leases All Less Anchors	18
		Lease Expiration Schedule and Top Ten Tenants	19
Non-GAAP Proportionate Financial Information:		Property Schedule	20-26
Proportionate Overview	4
Proportionate Assets, Liabilities, and Equity	5	Miscellaneous:
Company NOI, EBITDA and FFO	6-7	Capital Information	27
Reconciliation of GAAP to Non-GAAP Financial Measures	8-10	Change in Total Common and Equivalent Shares	28
		Development Summary	29
Debt:		Proportionate Capital Expenditures	30
Summary, at Share	11	Corporate Information	31
Detail, at Share	12-15	Glossary of Terms	32

This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons. Readers are referred to the documents filed by GGP Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this Supplemental. The Company disclaims any obligation to update any forward-looking statements.

SELECT SCHEDULE DEFINITIONS

Page	Schedule	Description
Non-GAAP Proportionate Financial Information:
4	Proportionate Overview	Summary of Company NOI, Same Store NOI, Company EBITDA and Company FFO on a proportionate basis.
5	Proportionate Assets, Liabilities and Equity
Provides the adjustments for noncontrolling interests and the Company's proportionate share of assets, liabilities and equity related to investments accounted for under the equity method to calculate the Company's proportionate share.

6-7	Company NOI, Company EBITDA and Company FFO
For the three and twelve months ended December 31, 2017 and 2016, provides the Company's proportionate share of revenues and expenses related to noncontrolling interests and investments accounted for under the equity method to calculate the Company's proportionate share. Company NOI, Company EBITDA and Company FFO include certain adjustments as defined on page 6.

Same Store Portfolio Operating Metrics:
17	Key Operating Performance Indicators	Certain retail properties operating measures presented on a comparable basis. See Glossary of Terms for detailed descriptions.
20-26	Property Schedule
By Property, gross leasable area detail, including:
Anchor tenant listing
Ownership percentage
Gross leasable area by space type (mall, anchor, strip center, office)
Percentage leased

See Glossary of Terms for detailed descriptions.

GGP REPORTS FOURTH QUARTER 2017 RESULTS
AND DECLARES FIRST QUARTER DIVIDEND

Chicago, Illinois, February 7, 2018 - GGP Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and twelve months ended December 31, 2017.

GAAP Operating Results

•
For the three months ended December 31, 2017, net income attributable to GGP was $202 million, or $0.21 per diluted share, as compared to $236 million, or $0.24 per diluted share, in the prior year period. For the twelve months ended December 31, 2017, net income attributable to GGP was $657 million, or $0.69 per diluted share, as compared to $1.29 billion, or $1.36 per diluted share, in the prior year period.

•	Net income attributable to GGP decreased 49.0% from the prior year period primarily due to 2016 gains related to the sale of interests in three properties.

•	The Company declared a first quarter common stock dividend of $0.22 per share. The full year dividend of $0.88 represents an increase of 10% over 2016.

Company Operating Results1

•	Company Same Store Net Operating Income (“Company Same Store NOI”) increased 1.3% and 1.6% from the prior year period for the three and twelve months ended December 31, 2017, respectively.

•
For the three months ended December 31, 2017, Company Net Operating Income (“Company NOI”) as adjusted was $629 million as compared to $617 million in the prior year period, an increase of 1.9%. For the twelve months ended December 31, 2017, Company NOI as adjusted was $2.30 billion as compared to $2.25 billion, an increase of 2.3%.[2]

•
For the three months ended December 31, 2017, Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) as adjusted was $603 million as compared to $583 million in the prior year period, an increase of 3.4%. For the twelve months ended December 31, 2017, Company EBITDA as adjusted was $2.17 billion as compared to $2.10 billion, an increase of 3.4%.[2]

•
For the three months ended December 31, 2017, Company Funds From Operations (“Company FFO”) was $465 million, or $0.48 per diluted share, as compared to $412 million, or $0.43 per diluted share, in the prior year period. For the twelve months ended December 31, 2017, Company FFO was $1.50 billion, or $1.57 per diluted share, as compared to $1.47 billion, or $1.53 per diluted share, in the prior year period.

•	Same Store leased percentage was 96.7% at quarter end.

•	Initial NOI weighted rental rates for signed leases that have commenced in the trailing twelve months on a suite-to-suite basis increased 13.0% when compared to the rental rate for expiring leases.

•
For the trailing twelve months, NOI weighted tenant sales per square foot (<10K sf) were $703 an increase of 1.8% over the prior year. Holiday NOI weighted sales (November and December) increased 5.2%.

•
Tenant sales (all less anchors) decreased 0.5% on a trailing 12-month basis, excluding apparel sales increased 1.9%. Holiday sales (November and December) increased 0.5%, excluding apparel sales increased 3.4%.

________________________________________________________________________________________________________________________________________

1.
See “Non-GAAP Supplemental Financing Measures and Definitions” on page 5 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definitions of Proportionate or At Share Basis, Net Operating Income (“NOI”), Company NOI, Company Same Store NOI, Earnings Before Interest Expense, Income Tax, Depreciation and Amortization (“EBITDA”), Company EBITDA, Funds from Operations (“FFO”) and Company FFO, and a reconciliation of non-GAAP financial measures to GAAP financial measures.

2.	See Supplemental Information page 4 for items included as adjustments.
ER1

Investment Activities
Development
The Company’s development and redevelopment activities total $1.5 billion, of which approximately $1.4 billion is under construction and $0.1 billion is in the pipeline.

Transactions
On October 6, 2017, Brookfield Asset Management Inc, October 25, 2017, Abu Dhabi Investment Authority and November 2, 2017, Future Fund Board of Guardians exercised warrants to purchase approximately 84 million shares of common stock. The Company received in consideration of approximately $551.2 million.

In the fourth quarter, the Company disposed of 100% of the Shops at Fallen Timbers for $21.0 million.

Dividends
On February 7, 2018, the Company’s Board of Directors declared a first quarter common stock dividend of $0.22 per share payable on April 30, 2018, to stockholders of record on April 13, 2018.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on April 2, 2018, to stockholders of record on March 15, 2018.

ER2

Guidance
On November 13, 2017, the Company made a public announcement confirming that the Board received an unsolicited proposal from Brookfield Property Partners. We are not providing guidance at this time.

Investor Conference Call
On Wednesday, February 7, 2018, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 8079667.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

ER3

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.investor.ggp.com from time to time.

GGP Inc.
GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

ER4

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.
The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

ER5

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.
We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of full or partial acquisitions of properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.

ER6

EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) attributable to common shareholders and redeemable non-controlling common unit holders computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

ER7

GAAP Financial Statements

GAAP FINANCIAL OVERVIEW (In thousands, except per share )

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Operating income	$244,291	$256,818	$838,257	$800,253

Net Income attributable to GGP	201,598	236,460	657,334	1,288,367
Diluted earnings per share attributable to GGP	$0.21	$0.24	$0.69	$1.36

Net income attributable to common stockholders	197,614	232,476	641,398	1,272,432
Diluted earnings per share attributable to common stockholders	$0.21	$0.24	$0.68	$1.34

Diluted weighted average number of shares outstanding	954,947	950,301	947,559	952,333

GAAP FINANCIAL STATEMENTS Consolidated Balance Sheets (In thousands)

	December 31, 2017	December 31, 2016

Assets:
Investment in real estate:
Land	$4,013,874	$3,066,019
Buildings and equipment	16,957,720	16,091,582
Less accumulated depreciation	(3,188,481)	(2,737,286)
Construction in progress	473,118	251,616
Net property and equipment	18,256,231	16,671,931
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,377,112	3,868,993
Net investment in real estate	21,633,343	20,540,924
Cash and cash equivalents	164,604	474,757
Accounts receivable, net	334,081	322,196
Notes receivable, net	417,558	678,496
Deferred expenses, net	284,512	209,852
Prepaid expenses and other assets	515,856	506,521
Total assets	$23,349,954	$22,732,746
Liabilities:
Mortgages, notes and loans payable	$12,832,459	$12,430,418
Investment in Unconsolidated Real Estate Affiliates	21,393	39,506
Accounts payable and accrued expenses	919,432	655,362
Dividend payable	219,508	433,961
Deferred tax liabilities	2,428	3,843
Junior Subordinated Notes	206,200	206,200
Total liabilities	14,201,420	13,769,290
Redeemable noncontrolling interests:
Preferred	52,256	144,060
Common	195,870	118,667
Total redeemable noncontrolling interests	248,126	262,727
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,553,618	8,393,722
Noncontrolling interests in consolidated real estate affiliates	55,379	33,583
Noncontrolling interests related to long-term incentive plan common units	49,369	31,382
Total equity	8,900,408	8,700,729
Total liabilities, redeemable noncontrolling interests and equity	$23,349,954	$22,732,746

GAAP FINANCIAL STATEMENTS Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenues:
Minimum rents	$392,964	$367,484	$1,455,039	$1,449,704
Tenant recoveries	157,870	163,838	643,607	668,081
Overage rents	21,075	23,510	34,874	42,534
Management fees and other corporate revenues	27,347	22,728	105,144	95,814
Other	28,119	32,775	89,198	90,313
Total revenues	627,375	610,335	2,327,862	2,346,446
Expenses:
Real estate taxes	59,146	55,985	237,198	229,635
Property maintenance costs	13,804	14,013	49,784	55,027
Marketing	5,858	6,120	11,043	13,155
Other property operating costs	71,426	67,117	286,168	282,591
Provision for doubtful accounts	1,931	2,353	10,701	8,038
Property management and other costs	29,917	31,815	145,251	138,602
Provision for loan loss	—	205	—	29,615
General and administrative	13,550	14,432	56,133	55,745
Provisions for impairment	—	—	—	73,039
Depreciation and amortization	187,452	161,477	693,327	660,746
Total expenses	383,084	353,517	1,489,605	1,546,193
Operating income	244,291	256,818	838,257	800,253
Interest and dividend income	10,230	16,453	61,566	59,960
Interest expense	(139,433)	(133,862)	(541,945)	(571,200)
(Loss) gain on foreign currency	(4,014)	(2,086)	(819)	14,087
(Loss) gain from changes in control of investment properties and other, net	(269)	(10,512)	79,056	722,904
(Loss) gain on extinguishment of debt	—	—	55,112	—
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	110,805	126,811	491,227	1,026,004
Benefit for (provision for) income taxes	26,243	(173)	10,896	(901)
Equity in income of Unconsolidated Real Estate Affiliates	52,866	103,856	152,750	231,615
Unconsolidated Real Estate Affiliates - gain on investment	12,000	10,790	12,000	51,555
Net Income	201,914	241,284	666,873	1,308,273
Allocation to noncontrolling interests	(316)	(4,824)	(9,539)	(19,906)
Net income attributable to GGP	201,598	236,460	657,334	1,288,367
Preferred stock dividends	(3,984)	(3,984)	(15,936)	(15,935)
Net income attributable to common stockholders	$197,614	$232,476	$641,398	$1,272,432

Basic Earnings Per Share:	$0.21	$0.26	$0.72	$1.44
Diluted Earnings Per Share:	$0.21	$0.24	$0.68	$1.34

Non-GAAP Proportionate Financial Information

NON-GAAP PROPORTIONATE FINANCIAL OVERVIEW[1] (In thousands, except per share)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	December 31, 2016	Percentage Change	December 31, 2017	December 31, 2016	Percentage Change

Company Same Store NOI [2]	$622,372	$614,424	1.3%	$2,281,191	$2,244,384	1.6%

Company NOI [4]	636,640	628,545		2,349,491	2,325,967
Adjustments [3]	(7,369)	(11,099)		(47,706)	(75,411)
Company NOI - as adjusted	629,271	617,446	1.9%	2,301,785	2,250,556	2.3%

Company EBITDA [4]	610,867	594,527	2.7%	2,213,572	2,191,584	1.0%
Adjustments [5]	(7,369)	(11,099)		(47,706)	(95,983)
Company EBITDA - as adjusted	603,498	583,428	3.4%	2,165,866	2,095,601	3.4%

Company FFO [6]	465,169	412,157		1,500,568	1,471,250
Company FFO per diluted share	$0.48	$0.43		$1.57	$1.53

FFO [7]	454,386	460,919		1,530,591	1,500,848
FFO per diluted share	$0.47	$0.48		$1.60	$1.57

Diluted weighted average number of Company shares outstanding	965,110	956,902		955,987	958,882

1 For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.
2 Includes lease termination fees of $15.2 million and $8.5 million for the three months ended December 31, 2017 and 2016 and $42.3 million and $20.7 million for the twelve months ended December 31, 2017 and 2016, respectively.
3 Adjustments include $7.4 million and $11.1 million condominium NOI for the three months ended December 31, 2017 and 2016 and $47.7 million and $75.4 million condominium NOI for the twelve months ended December 31, 2017 and 2016, respectively from Company NOI.
4 Company NOI and Company EBITDA exclude the periodic effects of Sold Interests. See Glossary of Terms on page 32.
5 Adjustments include $7.4 million and $11.1 million condominium NOI for the three months ended December 31, 2017 and 2016 and $47.7 million and $75.4 million condominium NOI for the twelve months ended December 31, 2017 and 2016, respectively, $13 million gain on sales of Seritage stock for the twelve months ended December 31, 2016, and $7.5 million G&A savings for the twelve months ended December 31, 2016 from Company EBITDA.
6 Company FFO includes the periodic effects of Sold Interests. See Glossary of Terms on page 32.
7 FFO is presented in accordance with the NAREIT definition of FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Proportionate Assets, Liabilities and Equity[1] (In thousands)

	As of December 31, 2017		As of December 31, 2016
	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Noncontrolling Interests [2]	Unconsolidated Properties [2]

Assets:
Investment in real estate:
Land	$(72,099)	$2,193,287	$(36,830)	$2,181,417
Buildings and equipment	(181,791)	7,963,947	(206,810)	8,191,356
Less accumulated depreciation	28,126	(1,754,691)	38,785	(1,648,775)
Construction in progress	(1,184)	205,430	(128)	174,684
Net property and equipment	(226,948)	8,607,973	(204,983)	8,898,682
Investment in and loans to/from Unconsolidated Real Estate Affiliates	—	(3,346,629)	—	(3,688,993)
Net investment in real estate	(226,948)	5,261,344	(204,983)	5,209,689
Cash and cash equivalents	(4,552)	222,722	(4,373)	237,923
Accounts receivable, net	(3,588)	188,983	(3,484)	322,387
Notes receivable, net	334	6,743	(109)	4,400
Deferred expenses, net	(6,035)	204,245	(2,866)	192,759
Prepaid expenses and other assets	(8,829)	283,476	(8,550)	199,100
Total assets	$(249,618)	$6,167,513	$(224,365)	$6,166,258

Liabilities:
Mortgages, notes and loans payable	$(172,083)	$5,604,772	$(181,775)	$5,854,328
Investment in Unconsolidated Real Estate Affiliates	—	(21,393)	—	(39,506)
Accounts payable and accrued expenses	(22,156)	583,730	(9,007)	351,122
Dividend payable	—	—	—	—
Deferred tax liabilities	—	404	—	314
Junior Subordinated Notes	—	—	—	—
Total liabilities	(194,239)	6,167,513	(190,782)	6,166,258

Redeemable noncontrolling interests:
Preferred	—	—	—	—
Common	—	—	—	—
Total redeemable noncontrolling interests	—	—	—	—

Equity:
Preferred stock	—	—	—	—
Stockholders' equity	—	—	—	—
Noncontrolling interests in consolidated real estate affiliates	(55,379)	—	(33,583)	—
Noncontrolling interests related to Long-Term Incentive Plan Common Units	—	—	—	—
Total equity	(55,379)	—	(33,583)	—
Total liabilities, redeemable noncontrolling interests and equity	$(249,618)	$6,167,513	$(224,365)	$6,166,258
1 The Company's proportionate share of assets, liabilities and equity can be calculated using the consolidated information from page 2 combined with the columns above.
2 See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO[1] For the Three Months Ended December 31, 2017 and 2016 (In thousands)

	Three Months Ended December 31, 2017				Three Months Ended December 31, 2016
	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Sold Interests[3]	Adjustments [4]	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Sold Interests[3]	Adjustments[4]
Property revenues:
Minimum rents [5]	$(8,029)	$154,905	$(1,002)	$4,428	$(3,542)	$159,728	$(7,429)	$1,317
Tenant recoveries	(1,866)	60,951	(469)	—	(2,000)	62,782	(3,044)	—
Overage rents	(207)	9,451	(45)	—	(233)	10,042	(733)	—
Other revenue	(244)	14,945	(6)	—	(286)	8,109	(787)	—
Condominium sales	—	25,137	—	—	—	37,463	—	—
Total property revenues	(10,346)	265,389	(1,522)	4,428	(6,061)	278,124	(11,993)	1,317
Property operating expenses:
Real estate taxes	(1,542)	17,325	(497)	(1,490)	(843)	17,725	(931)	(1,491)
Property maintenance costs	(156)	5,371	(112)	—	(84)	5,545	(397)	—
Marketing	(41)	3,353	(27)	—	(53)	3,335	(120)	—
Other property operating costs	(775)	29,488	(317)	(758)	(730)	27,966	(2,960)	(791)
Provision for doubtful accounts	(20)	910	(2)	—	(5)	1,146	(318)	—
Condominium cost of sales	—	18,773	—	—	—	27,867	—	—
Total property operating expenses	(2,534)	75,220	(955)	(2,248)	(1,715)	83,584	(4,726)	(2,282)
NOI	$(7,812)	$190,169	$(567)	$6,676	$(4,346)	$194,540	$(7,267)	$3,599
Management fees and other corporate revenues	—	48	—	—	—	48	—	—
Property management and other costs [6]	222	(11,194)	32	—	202	(10,363)	119	—
General and administrative	22	(258)	—	1,475	—	(529)	24	—
EBITDA	$(7,568)	$178,765	$(535)	$8,151	$(4,144)	$183,696	$(7,124)	$3,599
Depreciation on non-income producing assets [7]	—	—	—	—	—	—	—	—
Investment income, net	358	21,730	—	(205)	366	(3,256)	—	(205)
Preferred unit distributions [8]	—	—	—	—	—	—	—	—
Preferred stock dividends	—	—	—	—	—	—	—	—
Interest expense:
Mark-to-market adjustments on debt	—	48	—	(1,138)	—	89	—	(1,154)
Gain on debt extinguishment	—	—	—	—	—	54,138	—	(54,138)
Interest on existing debt	3,578	(61,440)	146	—	1,864	(59,980)	3,973	—
(Gain) loss on foreign currency	—	—	—	4,014	—	—	—	2,086
Provision for loan loss	—	—	—	—	—	—	—	205
Provision for income taxes	19	(181)	—	—	19	(324)	—	404
FFO from sold interests	—	—	389	(39)	—	—	3,151	441
FFO	$(3,613)	$138,922	$—	$10,783	$(1,895)	$174,363	$—	$(48,762)

1.	For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.

2.	See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

3.	Sold interests include reclassification of operations related to full or partial reductions in ownership as a result of sales or other transactions.

4.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency, gain on debt extinguishment, and other items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

5.
Adjustments include amounts for straight-line rent of $408 and ($2,916) and above/below market lease amortization of $4,021 and $4,231 for the three months ended December 31, 2017 and 2016, respectively.

6.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

7.	Consolidated amounts for depreciation on non-income producing assets are $4,042 and $4,152 for the three months ended December 31, 2017 and 2016, respectively.

8.	Consolidated amounts for preferred unit distributions are ($2,023) and $2,040 for the three months ended December 31, 2017 and 2016, respectively.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO[1] For the Twelve Months Ended December 31, 2017 and 2016 (In thousands)

	Twelve Months Ended December 31, 2017				Twelve Months Ended December 31, 2016
	Noncontrolling Interests[2]	Unconsolidated Properties[2]	Sold Interests[3]	Adjustments [4]	Noncontrolling Interests[2]	Unconsolidated Properties[2]	Sold Interests[3]	Adjustments[4]
Property revenues:
Minimum rents [5]	$(22,207)	$609,833	$(13,667)	$18,485	$(13,603)	$583,283	$(65,868)	$14,823
Tenant recoveries	(7,844)	245,458	(7,144)	—	(6,432)	240,897	(26,478)	—
Overage rents	(395)	18,199	(210)	—	(428)	20,026	(1,894)	—
Other revenue	(808)	32,909	(1,518)	—	(792)	25,763	(4,527)	—
Condominium sales	—	164,118	—	—	—	260,180	—	—
Total property revenues	(31,254)	1,070,517	(22,539)	18,485	(21,255)	1,130,149	(98,767)	14,823
Property operating expenses:
Real estate taxes	(4,259)	71,466	(3,419)	(5,958)	(3,105)	64,261	(7,243)	(5,958)
Property maintenance costs	(410)	20,334	(1,129)	—	(282)	20,595	(2,946)	—
Marketing	(105)	9,724	(290)	—	(103)	11,570	(453)	—
Other property operating costs	(2,976)	112,731	(5,342)	(3,122)	(2,312)	108,111	(15,931)	(3,147)
Provision for doubtful accounts	(39)	3,222	(822)	—	(28)	6,597	(976)	—
Condominium cost of sales	—	123,292	—	—	—	193,536	—	—
Total property operating expenses	(7,789)	340,769	(11,002)	(9,080)	(5,830)	404,670	(27,549)	(9,105)
NOI	$(23,465)	$729,748	$(11,537)	$27,565	$(15,425)	$725,479	$(71,218)	$23,928
Management fees and other corporate revenues	—	194	—	—	—	145	—	—
Property management and other costs [6]	827	(41,685)	249	—	617	(36,143)	602	—
General and administrative	22	(739)	(22)	1,475	—	(1,325)	254	—
EBITDA	$(22,616)	$687,518	$(11,310)	$29,040	$(14,808)	$688,156	$(70,362)	$23,928
Depreciation on non-income producing assets [7]	—	—	—	—	—	—	—	—
Investment income, net	1,485	20,126	—	(818)	1,523	(751)	(5)	(818)
Preferred unit distributions [8]	—	—	—	—	—	—	—	—
Preferred stock dividends	—	—	—	—	—	—	—	—
Interest expense:
Mark-to-market adjustments on debt	—	246	—	(4,591)	—	352	1,868	(5,114)
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	—	—	—	—	(2,290)
Gain on debt extinguishment [9]	—	—	(55,112)	—	—	54,138	—	(54,138)
Interest on existing debt	9,499	(246,041)	7,545	—	5,980	(229,975)	26,846	—
Gain on foreign currency	—	—	—	819	—	—	—	(14,087)
Provision for loan loss [10]	—	—	—	—	—	—	—	22,095
Provision for income taxes	74	(616)	—	—	67	(603)	—	(1,857)
FFO from sold interests	—	—	58,877	(54,473)	—	—	41,653	2,683
FFO	$(11,558)	$461,233	$—	$(30,023)	$(7,238)	$511,317	$—	$(29,598)

1.	For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.

2.	See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

3.	Sold interests include reclassification of operations related to full or partial reductions in ownership as s result of sales or other transactions.

4.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency and the related provision for income taxes, gain on debt extinguishment, and other items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

5.
Adjustments include amounts for straight-line rent of ($8,437) and ($24,697) and above/below market lease amortization of $26,921 and $39,520 for the twelve months ended December 31, 2017 and 2016, respectively.

6.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated managements fees and other corporate revenues.

7.	Consolidated amounts for depreciation on non-income producing assets are $17,031 and $15,617 for the twelve months ended December 31, 2017 and 2016, respectively.

8.	Consolidated amounts for preferred unit distributions are $1,867 and $8,680 for the twelve months ended December 31, 2017 and 2016, respectively.

9.	Amount reflects a $55M gain on extinguishment of debt resulting from the Lakeside Mall transaction.

10.
This provision relates to the note associated with our sale of our interest in Aliansce in 2013. We wrote down the principal balance by $28.5 million and reversed $7.5 million accrued interest to date, the interest portion impacts Company FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$244,291	$256,818	$838,257	$800,253
Loss (gain) on sales of investment properties [1]	311	—	(644)	1,017
Depreciation and amortization	187,452	161,477	693,327	660,746
Provision for loan loss [2]	—	205	—	29,615
Provision for impairment	—	—	—	73,039
General and administrative	13,550	14,432	56,133	55,745
Property management and other costs	29,917	31,815	145,251	138,602
Management fees and other corporate revenues	(27,347)	(22,728)	(105,144)	(95,814)
Consolidated Properties	448,174	442,019	1,627,180	1,663,203
Noncontrolling interest in NOI of Consolidated Properties [6]	(7,812)	(4,346)	(23,465)	(15,425)
NOI of sold interests [5,6]	(567)	(7,267)	(11,537)	(71,218)
Unconsolidated Properties [6]	190,169	194,540	729,748	725,479
Proportionate NOI	629,964	624,946	2,321,926	2,302,039
Company adjustments: [3]
Minimum rents [4]	4,428	1,317	18,485	14,823
Real estate taxes	1,490	1,491	5,958	5,958
Property operating expenses	758	791	3,122	3,147
Company NOI	636,640	628,545	2,349,491	2,325,967
Less Company Non-Same Store NOI	14,268	14,121	68,300	81,583
Company Same Store NOI	$622,372	$614,424	$2,281,191	$2,244,384
Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$201,598	$236,460	$657,334	$1,288,367
Allocation to noncontrolling interests	316	4,824	9,539	19,906
Loss (gain) on sales of investment properties [1]	311	—	(644)	1,017
Gain on extinguishment of debt	—	—	(55,112)	—
Loss (gain) from changes in control of investment properties and other	269	10,512	(79,056)	(722,904)
Unconsolidated Real Estate Affiliates - gain on investment	(12,000)	(10,790)	(12,000)	(51,555)
Equity in income of Unconsolidated Real Estate Affiliates	(52,866)	(103,856)	(152,750)	(231,615)
Provision for loan loss [2]	—	205	—	29,615
Provision for impairment	—	—	—	73,039
(Benefit from) provision for income taxes	(26,243)	173	(10,896)	901
Loss (gain) on foreign currency	4,014	2,086	819	(14,087)
Interest expense	139,433	133,862	541,945	571,200
Interest and dividend income	(10,230)	(16,453)	(61,566)	(59,960)
Depreciation and amortization	187,452	161,477	693,327	660,746
Consolidated Properties	432,054	418,500	1,530,940	1,564,670
Noncontrolling interest in EBITDA of Consolidated Properties	(7,568)	(4,144)	(22,616)	(14,808)
EBITDA of sold interests	(535)	(7,124)	(11,310)	(70,362)
Unconsolidated Properties	178,765	183,696	687,518	688,156
Proportionate EBITDA	602,716	590,928	2,184,532	2,167,656
Company adjustments: [3]
Minimum rents	4,428	1,317	18,485	14,823
Real estate taxes	1,490	1,491	5,958	5,958
Property operating costs	758	791	3,122	3,147
General and administrative	1,475	—	1,475	—
Company EBITDA	$610,867	$594,527	$2,213,572	$2,191,584

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$201,598	$236,460	$657,334	$1,288,367
Redeemable noncontrolling interests	2,167	2,037	6,332	9,971
Provision for impairment excluded from FFO	—	—	—	73,039
Noncontrolling interests in depreciation of Consolidated Properties	(3,453)	(1,161)	(10,283)	(6,036)
Unconsolidated Real Estate Affiliates - gain on investment	—	(10,790)	—	(51,555)
Loss (gain) on sales of investment properties [1]	312	—	(2,211)	1,016
Preferred stock dividends	(3,984)	(3,984)	(15,936)	(15,935)
Losses (gains) from changes in control of investment properties and other	269	10,512	(79,056)	(722,904)
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	183,409	157,324	676,308	645,128
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	74,068	70,521	298,103	279,757
FFO	454,386	460,919	1,530,591	1,500,848
Company adjustments: [3]
Minimum rents [4]	4,428	1,317	18,485	14,823
Real estate taxes	1,490	1,491	5,958	5,958
Property operating expenses	758	791	3,122	3,147
General and administrative	1,475	—	1,475	—
Investment income, net	(205)	(205)	(818)	(818)
Market rate adjustments	(1,138)	(1,154)	(4,591)	(5,114)
Gain on extinguishment of debt	—	(54,138)	—	(54,138)
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	(2,290)
Provision for loan loss [2]	—	205	—	22,095
Loss (gain) on foreign currency	4,014	2,086	819	(14,087)
Provision for (benefit from) income taxes	—	404	—	(1,857)
FFO from sold interests [5]	(39)	441	(54,473)	2,683
Company FFO	$465,169	$412,157	$1,500,568	$1,471,250

Reconciliation of GAAP Equity in Income of Unconsolidated Real Estate Affiliates to Equity in NOI of Unconsolidated Properties
Equity in income of Unconsolidated Real Estate Affiliates	$52,866	$103,856	$152,750	$231,615
Other, including gain on sales of investment properties	11,988	(14)	10,380	(55)
Depreciation and amortization of capitalized real estate costs	74,068	70,521	298,103	279,757
FFO of Unconsolidated Properties	138,922	174,363	461,233	511,317
Provision for income taxes	181	324	616	603
Net interest expense	39,662	9,009	225,669	176,236
EBITDA	178,765	183,696	687,518	688,156
General and administrative and provisions for impairment	258	529	739	1,325
Net property management fees and costs	11,146	10,315	41,491	35,998
Equity in NOI of Unconsolidated Properties:	$190,169	$194,540	$729,748	$725,479

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.21	$0.24	$0.69	$1.36
Preferred stock dividends	—	—	(0.01)	(0.02)
Net income attributable to common stockholders per diluted share	0.21	0.24	0.68	1.34
Redeemable noncontrolling interests	—	—	—	0.01
Provision for impairment excluded from FFO	—	—	—	0.08
Noncontrolling interests in depreciation of Consolidated Properties	—	—	(0.01)	(0.01)
Unconsolidated Real Estate Affiliates - gain on investment	—	(0.01)	—	(0.05)
Gains from changes in control of investment properties and other	—	0.01	(0.08)	(0.75)
Depreciation and amortization of capitalized real estate costs	0.26	0.24	1.01	0.95
FFO per diluted share	0.47	0.48	1.60	1.57
Company adjustments: [3]
Minimum rents [4]	0.01	—	0.02	0.02
Real estate taxes	—	—	0.01	0.01
Gain on extinguishment of debt	—	(0.05)	—	(0.07)
(Recovery of) provision for loan loss [2]	—	—	—	0.02
Gain on foreign currency	—	—	—	(0.02)
FFO from sold interests [5]	—	—	(0.06)	—
Company FFO per diluted share	$0.48	$0.43	$1.57	$1.53

1.	Amounts included in Consolidated GAAP other revenues but excluded from FFO.

2.
This provision relates to the note associated with our sale of our interest in Aliansce in 2013. In the twelve months ended December 31, 2016, we wrote down the principal balance by $28.5 million and reserved $7.5 million accrued interest to date, the interest portion impacts Company FFO.

3.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency, gain on extinguishment of debt, and other non-comparable items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

4.
Adjustments include amounts for straight-line rent of $408 and ($2,916) and above/below market lease amortization of $4,021 and $4,231 for the three months ended December 31, 2017 and 2016, respectively, and straight-line rent of ($8,437) and ($24,697) and above/below market lease amortization of $26,921 and $39,520 for the twelve months ended December 31, 2017 and 2016, respectively.

5.
Sold interests include reclassification of operations related to full or partial reductions in ownership as a result of sales or other transactions. For the twelve months ended December 31, 2017 this amount reflects a $55 million gain on extinguishment of debt resulting from the Lakeside Mall transaction.

6.	Refer to pages 6-7 for NOI, EBITDA and FFO.

DEBT

DEBT Summary, at Share As of December 31, 2017 (In thousands)

				Maturities[1]
	Interest Rate	Proportionate Balance	Average Remaining Term (Years)	2018	2019	2020	2021	2022	2023	Subsequent	Total
Fixed Rate
Property Level Consolidated	4.41%	$10,270,227	5.0	$118,892	$493,457	$1,476,314	$1,368,776	$1,281,091	$1,545,566	$3,167,074	$9,451,170
Property Level Unconsolidated	4.22%	4,638,286	4.6	186,862	607,145	619,639	272,361	1,133,000	338,284	1,294,793	4,452,084
Total Fixed Rate	4.35%	$14,908,513	4.9	$305,754	$1,100,602	$2,095,953	$1,641,137	$2,414,091	$1,883,850	$4,461,867	$13,903,254

Variable Rate
Property Level Consolidated	3.39%	$2,403,442	2.6	$213,425	$725,402	$—	$1,403,757	$—	$—	$—	$2,342,584
Property Level Unconsolidated	4.30%	953,021	2.0	—	411,494	510,310	30,000	—	—	—	951,804
Junior Subordinated Notes Due 2036	2.83%	206,200	18.3	—	—	—	—	—	—	206,200	206,200
Total Variable Rate	3.60%	$3,562,663	3.3	$213,425	$1,136,896	$510,310	$1,433,757	$—	$—	$206,200	$3,500,588

Total	4.21%	$18,471,176	4.6	$519,179	$2,237,498	$2,606,263	$3,074,894	$2,414,091	$1,883,850	$4,668,067	$17,403,842
		Weighted average interest rate		3.66%	4.31%	4.16%	4.53%	4.62%	4.84%	4.52%

		Total Amortization		$190,632	$197,890	$195,253	$155,065	$123,888	$90,901	$113,705	$1,067,334

								Total Maturities and Amortization[2,3]			$18,471,176

1.	Assumes that all maturity extensions are exercised.

2.	Reconciliation to GGP Proportionate Mortgages, Notes, and Loans Payable:

Total Maturities and Amortization, from above	$18,471,176
Debt related to solar projects and other	49,543
Proportionate Portfolio Debt	18,520,719
Deferred financing costs, market rate adjustments and other, net	(49,371)
Junior Subordinated Notes Due 2036	(206,200)
Proportionate Mortgages, Notes and Loans Payable	18,265,148
GGP Share of Unconsolidated Real Estate Affiliates	(5,604,772)
Noncontrolling Interests	172,083
Consolidated GAAP Mortgages, Notes and Loans Payable	$12,832,459

3.    Reflects maturities and amortization for periods subsequent to December 31, 2017.

DEBT Detail, at Share[1] As of December 31, 2017 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2018	2019	2020	2021	2022	2023	Subsequent
Fixed Rate

Consolidated Property Level
The Gallery at Harborplace - Other	100%	$1,126	2018	$190	6.05%	No	$936	$—	$—	$—	$—	$—	$—
Hulen Mall	100%	120,583	2018	118,702	4.25%	No	1,881	—	—	—	—	—	—
Governor's Square	100%	67,595	2019	66,488	6.69%	No	1,107	—	—	—	—	—	—
Oak View Mall	100%	75,707	2019	74,467	6.69%	No	1,240	—	—	—	—	—	—
Coronado Center	100%	185,646	2019	180,278	3.50%	Yes - Partial	4,258	1,110	—	—	—	—	—
Park City Center	100%	177,505	2019	172,224	5.34%	No	3,666	1,615	—	—	—	—	—
Fashion Place	100%	226,730	2020	226,730	3.64%	No	—	—	—	—	—	—	—
Mall St. Matthews	100%	180,610	2020	170,305	2.72%	No	4,181	4,297	1,827	—	—	—	—
Town East Mall	100%	160,270	2020	160,270	3.57%	No	—	—	—	—	—	—	—
Tucson Mall	100%	246,000	2020	246,000	4.01%	No	—	—	—	—	—	—	—
Visalia Mall	100%	74,000	2020	74,000	3.71%	No	—	—	—	—	—	—	—
Tysons Galleria	100%	300,081	2020	282,081	4.06%	No	6,528	6,802	4,670	—	—	—	—
The Mall in Columbia	100%	335,658	2020	316,928	3.95%	No	6,794	7,067	4,869	—	—	—	—
Northridge Fashion Center	100%	224,303	2021	207,503	5.10%	No	4,872	5,129	5,369	1,430	—	—	—
Deerbrook Mall	100%	138,049	2021	127,934	5.25%	No	2,928	3,087	3,236	864	—	—	—
White Marsh Mall	100%	190,000	2021	190,000	3.66%	No	—	—	—	—	—	—	—
Park Place	100%	179,359	2021	165,815	5.18%	No	3,821	4,026	4,217	1,480	—	—	—
Providence Place	94%	325,514	2021	302,577	5.65%	No	6,434	6,813	7,162	2,528	—	—	—
Fox River Mall	100%	168,887	2021	156,373	5.46%	No	3,421	3,616	3,796	1,681	—	—	—
Oxmoor Center	94%	80,852	2021	74,781	5.37%	No	1,661	1,755	1,841	814	—	—	—
Rivertown Crossings	100%	152,619	2021	141,356	5.52%	No	3,078	3,254	3,417	1,514	—	—	—
Westlake Center - Land	100%	2,437	2021	2,437	12.90%	Yes - Full	—	—	—	—	—	—	—
Bellis Fair	100%	84,966	2022	77,060	5.23%	No	1,785	1,883	1,973	2,092	173	—	—
The Shoppes at Buckland Hills	100%	118,557	2022	107,820	5.19%	No	2,375	2,503	2,621	2,779	459	—	—
The Gallery at Harborplace	100%	75,084	2022	68,096	5.24%	No	1,474	1,555	1,628	1,728	603	—	—
The Streets at SouthPoint	94%	230,041	2022	207,909	4.36%	No	4,742	4,955	5,175	5,405	1,855	—	—
Spokane Valley Mall	100%	57,199	2022	51,312	4.65%	No	1,228	1,287	1,342	1,414	616	—	—
Greenwood Mall	100%	62,581	2022	57,469	4.19%	No	1,054	1,100	1,140	1,197	621	—	—
North Star Mall	100%	305,868	2022	270,113	3.93%	No	7,255	7,551	7,825	8,175	4,949	—	—
Coral Ridge Mall	100%	106,825	2022	98,394	5.71%	No	1,623	1,718	1,819	1,925	1,346	—	—
The Oaks Mall	100%	126,860	2022	112,842	4.55%	No	2,706	2,833	2,951	3,106	2,422	—	—
Westroads Mall	100%	143,288	2022	127,455	4.55%	No	3,057	3,200	3,333	3,508	2,735	—	—
Coastland Center	100%	117,253	2022	102,621	3.76%	No	2,813	2,922	3,023	3,152	2,722	—	—
Pecanland Mall	100%	85,551	2023	75,750	3.88%	No	1,749	1,819	1,882	1,967	2,045	339	—
Crossroads Center (MN)	100%	96,886	2023	83,026	3.25%	No	2,460	2,541	2,617	2,713	2,804	725	—
Cumberland Mall	100%	160,000	2023	160,000	3.67%	No	—	—	—	—	—	—	—
The Woodlands	100%	240,352	2023	207,057	5.04%	No	5,486	5,767	6,064	6,377	6,706	2,895	—
Meadows Mall	100%	146,354	2023	118,726	3.96%	No	4,583	4,770	4,950	5,168	5,379	2,778	—
Oglethorpe Mall	100%	150,000	2023	136,166	3.90%	No	1,059	2,648	2,739	2,865	2,981	1,542	—
Prince Kuhio Plaza	100%	41,439	2023	35,974	4.10%	No	904	942	977	1,023	1,067	552	—
Augusta Mall	100%	170,000	2,023	170,000	4.36%	No	—	—	—	—	—	—	—
Staten Island Mall	100%	242,783	2023	206,942	4.77%	No	5,644	5,918	6,207	6,510	6,827	4,735	—
Stonestown Galleria	100%	180,000	2023	164,720	4.39%	No	462	2,871	2,979	3,137	3,279	2,552	—

DEBT Detail, at Share[1] As of December 31, 2017 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2018	2019	2020	2021	2022	2023	Subsequent
Boise Towne Square	100%	124,982	2023	106,372	4.79%	No	2,882	3,021	3,169	3,324	3,487	2,727	—
The Crossroads (MI)	100%	93,275	2023	80,833	4.42%	No	1,881	1,967	2,046	2,151	2,249	2,148	—
Jordan Creek Town Center	100%	205,374	2024	177,448	4.37%	No	4,159	4,348	4,520	4,749	4,963	5,187	—
Woodbridge Center	100%	247,604	2024	220,726	4.80%	No	3,776	3,964	4,128	4,367	4,584	4,812	1,247
The Maine Mall	100%	235,000	2024	235,000	4.66%	No	—	—	—	—	—	—	—
Baybrook Mall	100%	242,182	2024	212,423	5.52%	No	3,799	4,013	4,240	4,480	4,734	5,002	3,491
The Parks Mall at Arlington	100%	242,251	2024	212,687	5.57%	No	3,768	3,983	4,210	4,451	4,705	4,974	3,473
Beachwood Place	100%	217,078	2025	184,350	3.94%	No	4,032	4,194	4,362	4,537	4,719	4,908	5,976
Pembroke Lakes Mall	100%	260,000	2025	260,000	3.56%	No	—	—	—	—	—	—	—
Valley Plaza Mall	100%	240,000	2025	206,847	3.75%	No	3,166	4,410	4,556	4,757	4,941	5,132	6,191
Willowbrook Mall	100%	360,000	2025	360,000	3.55%	No	—	—	—	—	—	—	—
Boise Towne Plaza	100%	19,205	2025	16,006	4.13%	No	366	382	396	415	433	452	755
Paramus Park	100%	120,000	2025	120,000	4.07%	No	—	—	—	—	—	—	—
Glenbrook Square	100%	161,778	2025	137,791	4.27%	No	2,634	2,750	2,852	2,997	3,130	3,268	6,356
Peachtree Mall	100%	77,462	2025	59,269	3.94%	No	1,997	2,077	2,153	2,249	2,341	2,436	4,940
North Point Mall	100%	250,000	2026	218,205	4.54%	No	—	985	4,050	4,237	4,434	4,639	13,450
The Shops at La Cantera	75%	262,500	2027	262,500	3.60%	No	—	—	—	—	—	—	—
Mall of Louisiana	100%	325,000	2027	281,575	3.98%	No	—	—	1,816	5,633	5,864	6,106	24,006
Providence Place - Other	94%	31,118	2028	2,247	7.75%	No	1,826	1,740	1,878	2,027	2,188	2,872	16,340
Consolidated Property Level		$10,270,227		$9,451,170	4.41%		$143,551	$145,188	$146,025	$124,926	$102,361	$70,781	$86,225

Unconsolidated Property Level
Plaza Frontenac	55%	$28,600	2018	$28,600	3.04%	No	$—	$—	$—	$—	$—	$—	$—
Saint Louis Galleria	74%	158,262	2018	158,262	3.44%	No	—	—	—	—	—	—	—
The Grand Canal Shoppes	50%	313,125	2019	313,125	4.24%	No	—	—	—	—	—	—	—
First Colony Mall	50%	87,535	2019	84,321	4.50%	No	1,720	1,494	—	—	—	—	—
Natick Mall	50%	217,061	2019	209,699	4.60%	No	3,939	3,423	—	—	—	—	—
Oakbrook Center	48%	202,725	2020	202,725	3.66%	No	—	—	—	—	—	—	—
Christiana Mall	50%	113,747	2020	108,697	5.10%	No	1,817	1,913	1,320	—	—	—	—
Water Tower Place	47%	176,837	2020	171,026	4.34%	No	2,025	2,124	1,662	—	—	—	—
Kenwood Towne Centre	70%	146,791	2020	137,191	5.37%	No	3,131	3,306	3,163	—	—	—	—
Whaler's Village	50%	40,000	2021	40,000	5.42%	No	—	—	—	—	—	—	—
Shops at Merrick Park	55%	92,079	2021	85,797	5.73%	No	1,808	1,916	2,015	543	—	—	—
Willowbrook Mall (TX)	50%	96,131	2021	88,965	5.13%	No	2,076	2,188	2,291	611	—	—	—
Northbrook Court	50%	61,939	2021	56,811	4.25%	No	1,258	1,313	1,370	1,187	—	—	—
Fashion Show - Other	50%	1,704	2021	788	6.06%	Yes - Full	219	232	247	218	—	—	—
Ala Moana Center	63%	875,000	2022	875,000	4.23%	No	—	—	—	—	—	—	—
Florence Mall	50%	45,000	2022	45,000	4.15%	No	—	—	—	—	—	—	—
Clackamas Town Center	50%	108,000	2022	108,000	4.18%	No	—	—	—	—	—	—	—
Bridgewater Commons	35%	105,000	2022	105,000	3.34%	No	—	—	—	—	—	—	—
The Shoppes at River Crossing	50%	38,675	2023	35,026	3.75%	No	510	711	734	767	796	131	—
Carolina Place	50%	85,176	2023	75,542	3.84%	No	1,630	1,694	1,752	1,831	1,903	824	—
One Union Square	50%	25,000	2023	25,000	5.12%	No	—	—	—	—	—	—	—
Galleria at Tyler	50%	89,851	2023	76,716	5.05%	No	1,987	2,089	2,197	2,311	2,430	2,121	—
Park Meadows	35%	126,000	2023	126,000	4.60%	No	—	—	—	—	—	—	—

DEBT Detail, at Share[1] As of December 31, 2017 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2018	2019	2020	2021	2022	2023	Subsequent
Stonebriar Centre	50%	139,196	2024	120,886	4.05%	No	2,478	2,579	2,686	2,797	2,912	3,032	1,826
Fashion Show	50%	417,500	2024	417,500	4.03%	No	—	—	—	—	—	—	—
Pinnacle Hills Promenade	50%	57,920	2025	48,805	4.13%	No	1,146	1,195	1,240	1,299	1,355	1,413	1,467
Altamonte Mall	50%	80,000	2025	69,045	3.72%	No	1,063	1,478	1,526	1,593	1,654	1,718	1,923
Alderwood	50%	168,971	2025	138,693	3.48%	No	3,639	3,769	3,888	4,043	4,188	4,338	6,413
Towson Town Center	35%	113,761	2025	97,713	3.82%	No	680	2,093	2,175	2,259	2,347	2,438	4,056
Perimeter Mall	50%	137,500	2026	137,500	3.96%	No	—	—	—	—	—	—	—
Glendale Galleria	50%	215,000	2026	190,451	4.06%	No	—	—	922	3,785	3,942	4,105	11,795
Baybrook Expansion	53%	74,200	2027	74,200	3.77%	No	—	—	—	—	—	—	—
Unconsolidated Property Level		$4,638,286		$4,452,084	4.22%		$31,126	$33,517	$29,188	$23,244	$21,527	$20,120	$27,480

Total Fixed Rate Debt		$14,908,513		$13,903,254	4.35%		$174,677	$178,705	$175,213	$148,170	$123,888	$90,901	$113,705

Variable Rate

Consolidated Property Level
Columbia Mall	100%	$100,000	2018	$100,000	Libor + 175 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Market Place Shopping Center	100%	113,425	2018	113,425	Libor + 240 bps	No	—	—	—	—	—	—	—
Lynnhaven Mall	100%	235,000	2019	235,000	Libor + 185 bps	No	—	—	—	—	—	—	—
830 North Michigan	100%	85,000	2019	85,000	Libor + 160 bps	No	—	—	—	—	—	—	—
685 Fifth Avenue	97%	329,902	2019	329,902	Libor + 275 bps	No	—	—	—	—	—	—	—
Westlake Center	100%	42,500	2019	42,500	Libor + 230 bps	No	—	—	—	—	—	—	—
200 Lafayette	100%	33,000	2019	33,000	Libor + 250 bps	Yes - Partial	—	—	—	—	—	—	—
530 Fifth Avenue	90%	99,253	2021	99,253	Libor + 325 bps	No	—	—	—	—	—	—	—
Brass Mill Center [4]	100%	66,127	2021	63,179	Libor + 175 bps	Yes - Partial	750	905	960	333	—	—	—
Columbiana Centre [4]	100%	123,651	2021	118,140	Libor + 175 bps	Yes - Partial	1,401	1,691	1,796	623	—	—	—
Eastridge [4]	100%	43,009	2021	41,092	Libor + 175 bps	Yes - Partial	487	588	625	217	—	—	—
Four Seasons [4]	100%	31,004	2021	29,622	Libor + 175 bps	Yes - Partial	352	424	450	156	—	—	—
Grand Teton Mall [4]	100%	45,160	2021	43,147	Libor + 175 bps	Yes - Partial	512	618	656	227	—	—	—
Mayfair [4]	100%	345,686	2021	330,278	Libor + 175 bps	Yes - Partial	3,918	4,729	5,020	1,741	—	—	—
Mondawmin Mall [4]	100%	84,691	2021	80,916	Libor + 175 bps	Yes - Partial	959	1,159	1,230	427	—	—	—
North Town Mall [4]	100%	86,018	2021	82,184	Libor + 175 bps	Yes - Partial	975	1,177	1,249	433	—	—	—
Oakwood [4]	100%	70,535	2021	67,391	Libor + 175 bps	Yes - Partial	800	965	1,024	355	—	—	—
Oakwood Center [4]	100%	86,287	2021	82,441	Libor + 175 bps	Yes - Partial	978	1,180	1,253	435	—	—	—
Pioneer Place [4]	100%	126,339	2021	120,708	Libor + 175 bps	Yes - Partial	1,432	1,728	1,835	636	—	—	—
River Hills Mall [4]	100%	70,576	2021	67,430	Libor + 175 bps	Yes - Partial	800	965	1,025	356	—	—	—
Sooner Mall [4]	100%	71,445	2021	68,260	Libor + 175 bps	Yes - Partial	810	977	1,038	360	—	—	—
Southwest Plaza [4]	100%	114,834	2021	109,716	Libor + 175 bps	Yes - Partial	1,301	1,571	1,668	578	—	—	—
Consolidated Property Level		$2,403,442		$2,342,584	3.39%		$15,475	$18,677	$19,829	$6,877	$—	$—	$—

Unconsolidated Property Level
Ala Moana Construction Loan [5]	63%	$257,916	2019	$257,916	Libor + 175 bps	Yes - Partial	$—	$—	$—	$—	$—	$—	$—
Miami Design District	22%	144,487	2019	144,390	Libor + 250 bps	No	—	28	51	18	—	—	—
522 Fifth Avenue	10%	9,188	2019	9,188	Libor + 250 bps	No	—	—	—	—	—	—	—
Bayside Marketplace	12%	30,000	2020	30,000	Libor + 205 bps	No	—	—	—	—	—	—	—
730 Fifth Avenue [6]	37%	457,750	2020	457,750	Libor + 263 bps	No	—	—	—	—	—	—	—
The Shops at The Bravern	40%	23,680	2020	22,560	Libor + 225 bps	No	480	480	160	—	—	—	—
85 Fifth Avenue	50%	30,000	2021	30,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Unconsolidated Property Level		$953,021		$951,804	4.30%		$480	$508	$211	$18	$—	$—	$—

DEBT Detail, at Share[1] As of December 31, 2017 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2018	2019	2020	2021	2022	2023	Subsequent

Consolidated Corporate
Junior Subordinated Notes Due 2036	100%	$206,200	2036	$206,200	Libor + 145 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Consolidated Corporate		$206,200		$206,200	2.83%		$—	$—	$—	$—	$—	$—	$—

Total Variable Rate Debt		$3,562,663		$3,500,588	3.6%		$15,955	$19,185	$20,040	$6,895	$—	$—	$—

Total [7]		$18,471,176		$17,403,842	4.21%		$190,632	$197,890	$195,253	$155,065	$123,888	$90,901	$113,705

1.	Proportionate share for Consolidated Properties presented exclusive of non-controlling interests.

2.	Assumes that all maturity extensions are exercised.

3.	Total recourse to GGP or its subsidiaries of approximately $1.2 billion, excluding the corporate revolver.

4.	Properties provide mortgage collateral as guarantors for $1.4 billion corporate borrowing and are cross collateralized.

5.	Reflects the amount drawn as of December 31, 2017 on the $430.0 million construction loan ($268.8 million at share).

6.
Per the joint venture agreement approximately $915 million of the total property debt is associated with the retail units and approximately $335 million is associated with the upper units. GGP owns a 50% equity interest in the retail units, and as a result GPP's pro rata share of the property debt is approximately $458 million or 37%.

7.	Reflects amortization for the period subsequent to December 31, 2017.

Asset Transactions

ASSET TRANSACTIONS Summary of Asset Transactions For the Twelve Months Ended December 31, 2017 (In thousands)

Acquisitions
Closing Date		Property Name	Property Location	Ownership Acquired	Gross Purchase Price at Share [1]	Debt at Share	Net Equity at Share [1]

December 2017		685 Fifth Avenue[2]	New York, NY	47.0%	$300,900	$156,800	$144,100
October 2017		Neshaminy Mall (Sears Anchor)	Bensalem, PA	100.0%	16,577	—	16,577
October 2017		Oakwood Center (Sears Anchor)	Gretna, LA	100.0%	6,000	—	6,000
September 2017		218 West 57th Street	New York, NY	49.9%	52,000	—	52,000
September 2017		530 Fifth Avenue	New York, NY	39.2%	130,600	74,300	56,300
July 2017		Interests in 5 Sears Anchors	Various	50.0%	57,500	—	57,500
July 2017		Interests in 8 Sears Anchors[3]	Various	50.0%	190,100	—	190,100
June 2017		Jordan Creek Town Center (Younkers Box)	West Des Moines, IA	100.0%	15,300	—	15,300
June 2017		Neshaminy Mall[4]	Bensalem, PA	50.0%	34,200	—	33,700
June 2017		Miami Design District[5]	Miami, FL	7.3%	98,000	—	98,000
May 2017		522 Fifth Avenue[6]	New York, NY	10.0%	9,000	—	9,000
	Total				$910,177	$231,100	$678,577

Dispositions
Closing Date		Property Name	Property Location	Sold Ownership %	Gross Proceeds at Share	Debt at Share	Net Proceeds at Share [1]

December 2017		The Shops at Fallen Timbers	Maumee, OH	100.0%	$21,000	$23,000	$(2,000)
June 2017		Lakeside Mall[7]	Sterling Heights, MI	100.0%	144,500	144,500	—
May 2017		Red Cliffs Mall	St. George, UT	100.0%	39,100	—	36,300
	Total				$204,600	$167,500	$34,300

1.	Includes closing costs.

2.	Effective December 31, 2017, GGP recapitalized the 685 Fifth Ave joint venture and received 47.03% of its partner's 50% share for total ownership of 97.03%.

3.	GGP acquired its partner's 50% interest in eight anchor boxes held in a joint venture with Seritage Growth Properties for total ownership of 100%.

4.	GGP acquired its partner's 50% interest in Neshaminy Mall for total ownership of 100%.

5.	In full satisfaction of two promissory notes, GGP received an additional 7.3% of its joint venture partner's membership interests in Miami Design District, resulting in a total ownership of 22.3%.

6.	GGP received a 10% interest in 522 Fifth Avenue in full satisfaction of a $9 million promissory note.

7.	Lakeside Mall was conveyed to the lender in full satisfaction of a $144.5 million mortgage note. This resulted in a gain on extinguishment of debt of approximately $55.1 million.

Portfolio Operating Metrics

SAME STORE PORTFOLIO OPERATING METRICS Key Operating Performance Indicators As of and for the Twelve Months Ended December 31, 2017 (GLA in thousands)

GLA Summary
	Number of Properties	Mall and Freestanding	Anchor (GGP Owned)	Anchor (Tenant Owned)	Total Retail Property	Strip Center	Office	Total	Total at Share [1]	% Leased
Consolidated Retail Properties	85	36,990	13,878	30,853	81,721	1,151	940	83,813	52,555	97.3%
Unconsolidated Retail Properties	37	18,457	4,793	13,296	36,546	464	1,434	38,444	12,326	95.5%
Same Store Retail Properties[2]	122	55,447	18,671	44,149	118,268	1,616	2,374	122,257	64,881	96.7%
Non-Same Store Retail Properties	3	128	—	—	128	—	—	128	119	83.4%
Total Retail Properties	125	55,575	18,671	44,149	118,395	1,616	2,374	122,385	65,000	96.7%

Non-Same Store Other Retail	1	256	—	—	256	—	—	256	90	99.5%
Total Real Estate	126	55,831	18,671	44,149	118,651	1,616	2,374	122,641	65,089	96.7%

Same Store Operating Metrics[2]

			In-Place Rent		Tenant Sales [3]		Occupancy Cost	NOI Weighted SPSF [4]	NOI Weighted Occupancy Cost [4]
December 31, 2017	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF	<10K SF	<10K SF
Consolidated Retail Properties	97.3%	96.9%	$65.49	$52.03	$499	$11,947	14.4%	$617	14.5%
Unconsolidated Retail Properties	95.5%	95.0%	101.41	82.96	763	9,041	13.8%	578	15.2%
Same Store Retail Properties	96.7%	96.2%	$77.83	$62.57	$587	$20,988	14.1%	$703	15.2%

			In-Place Rent		Tenant Sales [3]		Occupancy Cost	NOI Weighted SPSF [4]	NOI Weighted Occupancy Cost [4]
December 31, 2016	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF	<10K SF	<10K SF

Consolidated Retail Properties	97.3%	96.8%	$65.03	$52.25	$505	$12,199	14.2%	$614	14.3%
Unconsolidated Retail Properties	97.0%	96.2%	100.81	82.61	741	8,887	14.1%	583	15.2%
Same Store Retail Properties	97.2%	96.6%	$77.29	$62.65	$583	$21,086	14.1%	$691	15.0%

1.	Total GLA at Share includes assets at GGP ownership percentages and excludes tenant owned area.

2.	Same Store Metrics include all properties designated in the Property Schedule (pages 20-26) as "Total Same Store Retail Properties".

3.	Tenant Sales <10K SF is presented as Sales per square foot in dollars, and Tenant Sales All Less Anchors is presented as total sales volume in millions of dollars.

4.	These metrics are weighted based on the NOI contribution of the properties to provide a clearer picture of the quality of the portfolio.

SAME STORE PORTFOLIO OPERATING METRICS [1] Signed Leases All Less Anchors As of December 31, 2017

	Leasing Activity - All Leases

	Trailing 12 Commencements
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	2,058	6,968,258	6.5	$56.25	$60.43
Percent in Lieu/Gross	511	2,208,433	4.5	N/A	N/A
Total Leases	2,569	9,176,691	6.0	$56.25	$60.43

	SUITE TO SUITE - Lease Spread [2,3]

	New and Renewal Leases
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread		NOI Weighted Spread [4]
Trailing 12 Commencements	1,514	4,549,974	6.4	$58.29	$63.09	$53.36	$4.94	9.3%	$9.74	18.2%	13.0%

1.	Same Store Metrics include all properties designated in the Property Schedule (pages 20-26) as "Total Same Store Retail Properties".

2.	Represents signed leases that have commenced in the specified period compared to expiring rent for the prior tenant in the same suite. New suites are within 10,000 SF of the expiring suites.

3.	Represents leases where downtime between the new and previous tenant was less than 24 months.

4.	These metrics are weighted based on the NOI contribution of the properties to provide a clearer picture of the quality of the portfolio.

SAME STORE PORTFOLIO OPERATING METRICS [1] Lease Expiration Schedule and Top Ten Tenants

Lease Expiration Year	Number of Expiring Leases	Expiring GLA at 100% (in thousands)	Percent of Total	Expiring Rent (in thousands)	Expiring Rent ($psf)

Specialty Leasing	992	1,832	3.4%	$44,150	$24.10
2018	1,982	6,037	11.3%	367,624	60.90
2019	1,750	6,419	12.0%	353,389	55.06
2020	1,475	4,745	8.9%	276,164	58.20
2021	1,290	4,624	8.6%	294,367	63.66
2022	1,318	5,290	9.9%	301,631	57.02
2023	1,038	4,406	8.2%	298,945	67.85
2024	868	4,060	7.6%	311,427	76.71
2025	966	4,450	8.3%	350,043	78.67
Subsequent	2,130	11,753	21.9%	770,826	65.59
Total	13,809	53,614	100.0%	$3,368,568	$62.83
Vacant Space	150	1,833
Mall and Freestanding GLA	13,959	55,447

Top Ten Largest Tenants	Primary DBA	Percent of Minimum Rents, Tenant Recoveries and Other

L Brands, Inc	Victoria's Secret, Bath & Body Works, PINK, Henri Bendel	3.7%
Foot Locker, Inc	Footlocker, Champs Sports, Footaction USA, House of Hoops, SIX:02	2.9%
The Gap, Inc	Gap, Banana Republic, Old Navy, Athleta	2.6%
Forever 21 Retail, Inc	Forever 21, Riley Rose	2.3%
Abercrombie & Fitch Stores, Inc	Abercrombie, Abercrombie & Fitch, Hollister	1.7%
Signet Jewelers Limited	Zales, Gordon's, Kay, Jared	1.7%
Ascena Retail Group	Dress Barn, Justice, Lane Bryant, Maurices, Ann Taylor, Loft	1.7%
Express, Inc	Express, Express Men	1.5%
Luxottica Group S.P.A.	Lenscrafters, Sunglass Hut, Pearle Vision	1.5%
American Eagle Outfitters, Inc	American Eagle, Aerie, Martin + Osa	1.5%
Totals		20.9%

1.	Same Store metrics include all properties designated in property schedule (pages 20-26) as "Total Same Store Retail Properties".

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Consolidated Retail Properties
200 Lafayette		100%	New York, NY	27,970	—	—	—	—	27,970	—%
530 Fifth Avenue	Vans, Chase Bank, Duane Reade	90%	New York, NY	31,263	—	—	—	—	31,263	100.0%
685 Fifth Avenue	Coach, Stuart Weitzman, Tag Heuer	97%	New York, NY	23,575	—	—	—	85,615	109,190	100.0%
830 N. Michigan Ave.	Uniqlo, Topshop	100%	Chicago, IL	117,411	—	—	—	—	117,411	100.0%
Apache Mall	Herberger's, JCPenney, Macy's	100%	Rochester, MN	413,337	206,326	162,790	—	—	782,453	96.8%
Augusta Mall	Dillard's, JCPenney, Macy's, Sears	100%	Augusta, GA	497,275	—	597,223	—	—	1,094,498	98.4%
Baybrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Friendswood, TX	924,955	96,605	720,931	—	—	1,742,491	99.7%
Beachwood Place	Dillard's, Nordstrom, Saks Fifth Avenue	100%	Beachwood, OH	323,805	317,347	247,000	94,976	—	983,128	99.5%
Bellis Fair	JCPenney, Kohl's, Macy's, Target	100%	Bellingham, WA	398,760	100,400	237,910	—	—	737,070	90.8%
Boise Towne Square	Dillard's, JCPenney, Macy's, Sears, Kohl's	100%	Boise, ID	422,061	425,556	247,714	114,687	—	1,210,018	93.8%
Brass Mill Center	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Waterbury, CT	444,775	218,339	319,391	188,207	—	1,170,712	97.3%
Coastland Center	Dillard's, Sears, JCPenney, Macy's	100%	Naples, FL	333,781	275,719	314,671	—	—	924,171	95.5%
Columbia Mall	Dillard's, JCPenney, Sears, Target	100%	Columbia, MO	306,456	85,972	335,088	—	—	727,516	88.3%
Columbiana Centre	Belk, Dillard's, JCPenney	100%	Columbia, SC	295,514	145,387	360,643	—	—	801,544	98.1%
Coral Ridge Mall	Dillard's, JCPenney, Target, Younkers	100%	Coralville, IA	589,522	—	442,365	—	—	1,031,887	99.2%
Coronado Center	Sears, JCPenney, Kohl's, Macy's	100%	Albuquerque, NM	511,446	305,503	281,134	—	—	1,098,083	99.6%
Crossroads Center	JCPenney, Macy's, Sears, Target	100%	St. Cloud, MN	377,698	294,167	229,275	—	—	901,140	95.5%
Cumberland Mall	Sears, Macy's	100%	Atlanta, GA	538,317	222,575	278,000	—	—	1,038,892	99.7%
Deerbrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Humble, TX	640,312	—	653,540	—	—	1,293,852	99.5%
Eastridge Mall	JCPenney, Macy's, Sears, Target	100%	Casper, WY	281,159	213,913	75,883	—	—	570,955	83.3%
Fashion Place	Dillard's, Nordstrom	100%	Murray, UT	467,089	161,634	337,600	—	—	966,323	99.9%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Four Seasons Town Centre	Dillard's, JCPenney	100%	Greensboro, NC	458,316	293,764	211,994	—	—	964,074	99.4%
Fox River Mall	JCPenney, Macy's, Sears, Target, Younkers	100%	Appleton, WI	590,334	30,000	564,914	—	—	1,185,248	97.0%
Glenbrook Square	JCPenney, Macy's, Sears, Carson's	100%	Fort Wayne, IN	429,259	555,870	221,000	—	—	1,206,129	93.9%
Governor's Square	Dillard's, JCPenney, Macy's, Sears	100%	Tallahassee, FL	335,509	—	691,605	—	—	1,027,114	93.7%
Grand Teton Mall	Dillard's, JCPenney, Macy's, Sears	100%	Idaho Falls, ID	213,422	199,062	124,863	93,274	—	630,621	93.7%
Greenwood Mall	Dillard's, JCPenney, Sears, Belk	100%	Bowling Green, KY	418,717	278,253	150,800	—	—	847,770	98.0%
Hulen Mall	Dillard's, Macy's, Sears	100%	Ft. Worth, TX	392,193	—	596,570	—	—	988,763	98.0%
Jordan Creek Town Center	Dillard's, Younkers	100%	West Des Moines, IA	737,702	307,856	45,760	259,346	—	1,350,664	98.4%
Lynnhaven Mall	Dillard's, JCPenney, Macy's	100%	Virginia Beach, VA	647,351	150,434	380,958	—	—	1,178,743	97.4%
Mall of Louisiana	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Sears	100%	Baton Rouge, LA	608,500	—	805,630	143,634	—	1,557,764	98.5%
Mall St. Matthews	Dillard's, Dillard's Men's & Home, JCPenney	100%	Louisville, KY	501,723	—	514,135	—	—	1,015,858	95.6%
Market Place Shopping Center	Bergner's, JCPenney, Macy's	100%	Champaign, IL	491,086	234,834	149,980	—	—	875,900	99.0%
Mayfair	Boston Store, Macy's, Nordstrom	100%	Wauwatosa, WI	636,803	288,596	360,407	—	313,298	1,599,104	98.7%
Meadows Mall	Dillard's/Curacao, JCPenney, Macy's, Sears	100%	Las Vegas, NV	308,488	—	636,853	—	—	945,341	96.4%
Mondawmin Mall		100%	Baltimore, MD	388,054	—	—	—	73,918	461,972	97.6%
Neshaminy Mall	Boscov's, Sears	100%	Bensalem, PA	381,796	416,031	218,150	—	—	1,015,977	95.7%
North Point Mall	Dillard's, JCPenney, Macy's, Sears, Von Maur	100%	Alpharetta, GA	424,633	539,850	363,151	—	—	1,327,634	92.3%
North Star Mall	Dillard's, JCPenney, Macy's, Saks Fifth Avenue	100%	San Antonio, TX	517,696	207,196	522,126	—	—	1,247,018	98.4%
Northridge Fashion Center	JCPenney, Macy's, Sears	100%	Northridge, CA	669,994	267,933	556,510	—	—	1,494,437	98.1%
Northtown Mall	JCPenney, Kohl's, Macy's, Sears	100%	Spokane, WA	437,363	242,117	242,392	—	—	921,872	95.8%
Oak View Mall	Dillard's, JCPenney, Sears, Younkers	100%	Omaha, NE	255,123	149,326	454,860	—	—	859,309	87.0%
Oakwood Center	Dillard's, JCPenney	100%	Gretna, LA	397,292	182,394	331,634	—	—	911,320	96.9%
Oakwood Mall	JCPenney, Sears, Younkers	100%	Eau Claire, WI	404,149	219,821	198,024	—	—	821,994	97.4%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Oglethorpe Mall	Belk, JCPenney, Macy's, Sears	100%	Savannah, GA	397,812	220,824	315,760	—	—	934,396	94.9%
Oxmoor Center	Macy's, Sears, Von Maur	94%	Louisville, KY	345,216	156,000	411,210	—	—	912,426	94.5%
Paramus Park	Sears, Macy's	100%	Paramus, NJ	305,939	169,634	289,423	—	—	764,996	99.3%
Park City Center	Bon Ton, Boscov's, JCPenney, Kohl's, Sears	100%	Lancaster, PA	525,306	514,917	384,980	—	3,268	1,428,471	97.4%
Park Place	Dillard's, Macy's, Sears	100%	Tucson, AZ	471,453	—	581,457	—	—	1,052,910	99.7%
Peachtree Mall	Dillard's, JCPenney, Macy's	100%	Columbus, GA	385,737	221,539	201,076	—	12,600	820,952	95.7%
Pecanland Mall	Belk, Burlington Coat Factory, Dillard's, JCPenney, Sears	100%	Monroe, LA	347,828	19,962	595,474	—	—	963,264	99.1%
Pembroke Lakes Mall	Dillard's, Dillard's Men's & Home, Sears, JCPenney, Macy's, Macy's Home Store	100%	Pembroke Pines, FL	395,104	395,219	386,056	—	—	1,176,379	97.8%
Pioneer Place		100%	Portland, OR	319,535	—	—	—	—	319,535	88.9%
Prince Kuhio Plaza	Macy's, Sears	100%	Hilo, HI	266,491	124,547	61,873	—	—	452,911	92.8%
Providence Place	Macy's, Nordstrom	94%	Providence, RI	717,736	36,195	397,125	—	4,304	1,155,360	98.6%
Quail Springs Mall	Dillard's, JCPenney, Von Maur	100%	Oklahoma City, OK	451,245	160,000	359,896	—	—	971,141	97.1%
Ridgedale Center	Sears, JCPenney, Macy's, Nordstrom	100%	Minnetonka, MN	365,286	205,072	595,868	—	—	1,166,226	97.0%
Riverchase Galleria	Belk, JCPenney, Macy's, Sears, Von Maur	86%	Hoover, AL	536,037	330,032	610,026	—	—	1,476,095	98.4%
River Hills Mall	Herberger's, JCPenney, Target	100%	Mankato, MN	354,671	189,559	174,383	—	—	718,613	97.1%
Rivertown Crossings	JCPenney, Kohl's, Macy's, Sears, Younkers	100%	Grandville, MI	637,745	—	635,625	—	—	1,273,370	97.0%
Sooner Mall	Dillard's, JCPenney, Sears	100%	Norman, OK	237,303	129,823	137,082	—	—	504,208	95.4%
Southwest Plaza	Dillard's, JCPenney, Macy's, Sears	100%	Littleton, CO	676,554	34,545	541,851	—	63,948	1,316,898	99.3%
Spokane Valley Mall	JCPenney, Macy's, Sears	100%	Spokane, WA	351,650	126,243	251,366	138,002	—	867,261	95.7%
Staten Island Mall	Sears, Macy's, JCPenney	100%	Staten Island, NY	648,095	190,441	466,922	83,151	—	1,388,609	99.3%
Stonestown Galleria	Nordstrom, Macy's	100%	San Francisco, CA	408,404	428,293	—	—	—	836,697	99.5%
The Crossroads	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Portage, MI	265,319	—	502,961	—	—	768,280	94.5%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
The Gallery at Harborplace		100%	Baltimore, MD	98,497	—	—	—	268,290	366,787	96.8%
The Maine Mall	JCPenney, Macy's, Sears	100%	South Portland, ME	445,360	120,844	377,662	—	600	944,466	99.7%
The Mall in Columbia	Sears, JCPenney, Lord & Taylor, Macy's, Nordstrom	100%	Columbia, MD	621,798	351,168	449,000	—	—	1,421,966	99.2%
The Oaks Mall	Belk, Dillard's, JCPenney, Macy's, Sears	100%	Gainesville, FL	348,924	233,367	324,500	—	—	906,791	96.9%
The Parks Mall at Arlington	Dillard's, JCPenney, Macy's, Sears	100%	Arlington, TX	760,574	—	748,945	—	—	1,509,519	100.0%
The Shoppes at Buckland Hills	JCPenney, Macy's, Macy's Men's & Home, Sears	100%	Manchester, CT	551,321	—	512,611	—	—	1,063,932	98.1%
The Shops at La Cantera	Dillard's, Macy's, Neiman Marcus, Nordstrom	75%	San Antonio, TX	619,994	—	627,597	—	73,063	1,320,654	98.6%
The Streets at Southpoint	Belk, JCPenney, Macy's, Nordstrom, Sears	94%	Durham, NC	600,197	—	726,347	—	—	1,326,544	98.7%
The Woodlands Mall	Dillard's, JCPenney, Macy's, Nordstrom	100%	Woodlands, TX	700,021	—	713,438	—	41,581	1,455,040	99.4%
Town East Mall	Dillard's, JCPenney, Macy's, Sears	100%	Mesquite, TX	413,712	—	809,386	—	—	1,223,098	98.1%
Tucson Mall	Dillard's, JCPenney, Macy's, Sears	100%	Tucson, AZ	579,681	—	641,458	35,905	—	1,257,044	98.0%
Tysons Galleria	Neiman Marcus, Saks Fifth Avenue, Macy's	100%	McLean, VA	294,918	259,933	252,000	—	—	806,851	95.8%
Valley Plaza Mall	Sears, JCPenney, Macy's, Target	100%	Bakersfield, CA	527,389	364,792	292,176	—	—	1,184,357	99.6%
Visalia Mall	JCPenney, Macy's	100%	Visalia, CA	178,498	257,000	—	—	—	435,498	98.4%
Westlake Center	Saks Off Fifth	100%	Seattle, WA	133,132	—	—	—	—	133,132	97.6%
Westroads Mall	JCPenney, Von Maur, Younkers	100%	Omaha, NE	530,969	—	529,036	—	—	1,060,005	97.2%
White Marsh Mall	JCPenney, Macy's, Macy's Home Store, Sears, Boscov's	100%	Baltimore, MD	443,045	257,345	466,010	—	—	1,166,400	97.8%
Willowbrook	Bloomingdale's, Sears, Lord & Taylor, Macy's	100%	Wayne, NJ	483,000	292,060	738,000	—	—	1,513,060	97.9%
Woodbridge Center	Boscov's, JCPenney, Lord & Taylor, Macy's, Sears	100%	Woodbridge, NJ	636,801	455,739	560,935	—	—	1,653,475	96.1%
Total Consolidated Retail Properties			Count: 85	36,990,281	13,877,873	30,852,989	1,151,182	940,485	83,812,810	97.3%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Unconsolidated Retail Properties
85 Fifth Avenue	Anthropologie	50%	New York, NY	12,946	—	—	—	—	12,946	100.0%
730 Fifth Avenue	Bulgari, Mikimoto, Piaget, Zenga	50%	New York, NY	25,475	—	—	—	32,672	58,147	100.0%
Ala Moana Center	Macy's, Neiman Marcus, Saks Off Fifth, Target, Bloomingdale's, Nordstrom	63%	Honolulu, HI	1,243,385	1,013,872	—	14,042	363,838	2,635,137	93.9%
Alderwood	JCPenney, Macy's, Nordstrom	50%	Lynnwood, WA	584,695	—	528,219	39,007	—	1,151,921	99.2%
Altamonte Mall	Dillard's, Sears, JCPenney, Macy's	50%	Altamonte Springs, FL	473,814	366,602	311,946	—	—	1,152,362	98.2%
Bayside Marketplace		12%	Miami, FL	206,787	—	—	—	1,103	207,890	86.1%
Bridgewater Commons	Bloomingdale's, Lord & Taylor, Macy's	35%	Bridgewater, NJ	411,896	150,525	352,351	93,885	—	1,008,657	99.0%
Carolina Place	Belk, Dillard's, JCPenney, Sears	50%	Pineville, NC	416,826	324,596	348,906	—	—	1,090,328	97.6%
Christiana Mall	JCPenney, Macy's, Nordstrom, Target	50%	Newark, DE	626,054	—	641,312	—	—	1,267,366	99.6%
Clackamas Town Center	JCPenney, Macy's, Macy's Home Store, Nordstrom, Sears	50%	Happy Valley, OR	636,670	—	774,842	—	—	1,411,512	97.8%
Fashion Show	Dillard's, Macy's, Macy's Men's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	50%	Las Vegas, NV	843,522	271,635	761,653	—	—	1,876,810	98.7%
First Colony Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's	50%	Sugar Land, TX	553,437	—	619,048	—	—	1,172,485	99.1%
Florence Mall	JCPenney, Macy's, Macy's Home Store, Sears	50%	Florence, KY	378,163	—	552,407	—	—	930,570	92.1%
Galleria at Tyler	JCPenney, Macy's, Nordstrom	50%	Riverside, CA	558,085	—	468,208	—	—	1,026,293	99.4%
Glendale Galleria	Bloomingdale's, JCPenney, Macy's, Target	50%	Glendale, CA	507,171	305,000	525,000	—	138,232	1,475,403	98.4%
Kenwood Towne Centre	Dillard's, Macy's, Nordstrom	50%	Cincinnati, OH	519,484	240,656	400,665	—	—	1,160,805	97.7%
Miami Design District	Bulgari, Fendi, Hermes, Louis Vuitton, Prada, Valentino	22%	Miami, FL	772,419	—	—	—	75,837	848,256	62.9%
Mizner Park	Lord & Taylor	47%	Boca Raton, FL	170,867	79,822	—	—	261,149	511,838	97.0%
Natick Mall	Lord & Taylor, Macy's, Sears, Neiman Marcus, Nordstrom	50%	Natick, MA	927,107	194,722	558,370	—	—	1,680,199	98.3%
Northbrook Court	Lord & Taylor, Macy's, Neiman Marcus	50%	Northbrook, IL	477,750	126,000	410,277	—	—	1,014,027	97.4%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Otay Ranch Town Center	Macy's	50%	Chula Vista, CA	514,578	—	140,000	—	—	654,578	89.2%
Park Meadows	Dillard's, JCPenney, Macy's, Nordstrom	35%	Lone Tree, CO	751,044	—	823,000	—	—	1,574,044	97.1%
Perimeter Mall	Dillard's, Macy's, Nordstrom, Von Maur	50%	Atlanta, GA	500,076	222,056	831,218	—	—	1,553,350	97.7%
Pinnacle Hills Promenade	Dillard's, JCPenney	50%	Rogers, AR	355,847	98,540	162,140	317,458	73,014	1,006,999	93.2%
Plaza Frontenac	Neiman Marcus, Saks Fifth Avenue	55%	St. Louis, MO	224,361	125,669	135,044	—	—	485,074	94.5%
Saint Louis Galleria	Dillard's, Macy's, Nordstrom	74%	St. Louis, MO	466,245	—	714,052	—	—	1,180,297	98.6%
Stonebriar Centre	Dillard's, JCPenney, Macy's, Nordstrom, Sears	50%	Frisco, TX	841,672	162,018	703,174	—	—	1,706,864	98.5%
The Grand Canal Shoppes	Barneys New York	50%	Las Vegas, NV	629,200	84,743	—	—	36,591	750,534	98.8%
The Shops at The Bravern	Neiman Marcus	40%	Bellevue, WA	167,957	124,637	—	—	—	292,594	87.8%
The Shoppes at River Crossing	Belk, Dillard's	50%	Macon, GA	410,405	—	333,219	—	—	743,624	98.2%
Towson Town Center	Macy's, Nordstrom	35%	Towson, MD	604,490	—	419,129	—	—	1,023,619	96.2%
One Union Square	Bulgari	50%	San Francisco, CA	22,208	—	—	—	19,507	41,715	100.0%
Shops at Merrick Park	Neiman Marcus, Nordstrom	55%	Coral Gables, FL	414,470	—	330,000	—	101,263	845,733	98.6%
Water Tower Place	Macy's	47%	Chicago, IL	410,808	296,128	—	—	88,809	795,745	97.8%
Whaler's Village		50%	Lahaina, HI	107,157	—	—	—	9,430	116,587	100.0%
Willowbrook Mall	Dillard's, JCPenney, Macy's, Macy's Men's, Sears	50%	Houston, TX	538,516	—	984,372	—	—	1,522,888	97.9%
Total Unconsolidated Retail Properties			Count: 37	18,456,670	4,793,302	13,296,415	464,392	1,433,604	38,444,383	95.5%
Total Same Store Retail Properties [2]			Count: 122	55,446,951	18,671,175	44,149,404	1,615,574	2,374,089	122,257,192	96.7%

PORTFOLIO OPERATING METRICS Property Schedule As of December 31, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Non-Same Store Retail Properties
218 W 57th Street		100%	New York, NY	35,304	—	—	—	—	35,304	N/A
605 North Michigan Avenue	Sephora, Chase, Regus	100%	Chicago, IL	82,405	—	—	—	—	82,405	83.4%
522 Fifth Avenue		10%	New York, NY	9,893	—	—	—	—	9,893	N/A
Total Retail Properties			Count: 125	55,574,553	18,671,175	44,149,404	1,615,574	2,374,089	122,384,794	96.7%

Non-Same Store Other Retail
Shopping Leblon		35%	Rio de Janeiro, Brazil	256,045	—	—	—	—	256,045	99.5%
Total Non-Same Store & Other Retail			Count: 1	256,045	—	—	—	—	256,045	99.5%

1.	Excludes space under development.

2.	Refer to page 17 (Key Operating Performance Indicators).

Miscellaneous

MISCELLANEOUS Capital Information (In thousands, except per share amounts)

December 31, 2017

Closing common stock price per share	$23.39
52 Week High [1]	26.21
52 Week Low [1]	18.83

Portfolio Net Debt, At Share
Portfolio Debt
Fixed	$14,908,513
Variable	3,612,206
Proportionate Portfolio Debt	18,520,719
Less: Proportionate Cash and Cash Equivalents	(382,774)
Proportionate Portfolio Net Debt	$18,137,945

Portfolio Capitalization Data
Proportionate Portfolio Net Debt	$18,137,945
Preferred Securities:
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	486
Preferred Stock at 6.375%	250,000
Other Preferred Stock	360
Total Preferred Securities	$302,616

Common stock and Operating Partnership units outstanding at end of period [2]	$22,621,522
Total Market Capitalization at end of period	$41,062,083

1.	52-week pricing information includes the intra-day highs and lows.

2.
Amount calculated as outstanding shares at the end of the period multiplied by the closing share price plus outstanding partnership units multiplied by a conversion rate of approximately 1.04 multiplied by the closing share price.

MISCELLANEOUS Change in Total Common and Equivalent Shares

Rollforward of Shares to December 31, 2017	LTIP Units	Operating Partnership Units	Company Common Shares	Total Common Shares & Operating Partnership Units
			(In thousands)
Common Shares and Operating Partnership Units ("OP Units") Outstanding at December 31, 2016	1,707	4,569	884,098	890,374
Preferred Series B Unit Conversion to Common Units	—	3,485	—	3,485
DRIP	—	—	44	44
Issuance of stock for restricted stock grants, net of forfeitures and stock options exercised	13	—	1,478	1,491
Issuance of stock for employee stock purchase program	—	—	147	147
Retirement of common stock	—	—	(12,651)	(12,651)
Warrant Conversion[1]	—	—	83,866	83,866
Common Shares and OP Units Outstanding at December 31, 2017	1,720	8,054	956,982	966,756

Common Shares issuable assuming exercise of in-the-money stock options [2]			3,473
Common Shares issuable assuming exchange of OP Units			10,163
Diluted Common Shares and OP Units Outstanding at December 31, 2017			970,618

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(In thousands)		(In thousands)
Weighted average number of company shares outstanding	942,766	884,948	897,156	884,029
Weighted average number of stock options [3]	2,940	4,651	3,319	6,301
Weighted average number of GAAP dilutive warrants	9,241	60,702	47,084	62,003
Diluted weighted average number of Company shares outstanding - GAAP EPS	954,947	950,301	947,559	952,333

Weighted average number of common units	8,374	4,826	6,592	4,782
Weighted average number of LTIP Units	1,789	1,775	1,836	1,767
Diluted weighted average number of Company shares outstanding - FFO/Company FFO	965,110	956,902	955,987	958,882

1.	During October and November, all outstanding warrants were exercised and approximately 84 million shares of common stock were issued.

Warrants	Weighted Average Exercise Price	Date Exercised	Shares Issued
43,691,792	$8.3621	Oct 6, 2017	55,831,040
13,808,208	$8.2747	Oct 25, 2017 & Nov 2, 2017	15,045,919
16,428,571	$8.1678	Oct 6, 2017	12,989,228
73,928,571			83,866,187

2.	The options are included at net share settlement.

3.	The impact of the stock options are dilutive under GAAP and FFO in 2017 and 2016.

MISCELLANEOUS Development Summary

Property	Description	GGP's Total Projected Share of Cost	GGP's Investment to Date[1]	Expected Return on Investment[2]	Stabilized Year
Major Development Summary (in millions, at share unless otherwise noted)
Under Construction
New Property Development	Ground up development	$525	$133	8-9%	2020
Norwalk, CT

Staten Island Mall	Expansion	231	111	7-9%	2019
Staten Island, NY

Other Projects	Redevelopment projects at various properties	628	445	6-8%	2017-2018

	Total Projects Under Construction	$1,384	$689

Projects in Pipeline
Other projects	Redevelopment projects at various properties	133	46	8-9%	TBD

	Total Projects in Pipeline	$133	$46

1.	Projected costs and investments to date exclude capitalized interest and overhead.

2.	Return on investment represents first year stabilized cash-on-cash return, based upon budgeted assumptions. Actual costs may vary.

MISCELLANEOUS Proportionate Capital Expenditures

Expenditures ($ in thousands)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2017	December 31, 2016

Operating capital expenditures [1]	$172,807	$161,803
Tenant allowances and capitalized leasing costs [2]	184,138	154,656
Total	$356,945	$316,459

1.	Reflects only non-tenant operating capital expenditures.

2.	Reflects tenant allowance on current operating properties.

MISCELLANEOUS Corporate Information

Stock Information
Common Stock
NYSE: GGP

6.375% Series A Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock)
NYSE: GGP PrA

Security	Quarter	Declaration Date	Record Date	Date Payable or Paid	Dividend per Share
Common Stock	Q1 2018	February 7, 2018	April 13, 2018	April 30, 2018	$0.2200
Common Stock	Q4 2017	October 31, 2017	December 15, 2017	January 5, 2018	$0.2200
Common Stock	Q3 2017	August 2, 2017	October 13, 2017	October 31, 2017	$0.2200
Common Stock	Q2 2017	May 1, 2017	July 13, 2017	July 28, 2017	$0.2200
Common Stock	Q1 2017	January 30, 2017	April 13, 2017	April 28, 2017	$0.2200
Series A Preferred Stock	Q1 2018	February 7, 2018	March 15, 2018	April 2, 2018	$0.3984
Series A Preferred Stock	Q4 2017	October 31, 2017	December 15, 2017	January 2, 2018	$0.3984
Series A Preferred Stock	Q3 2017	August 2, 2017	September 15, 2017	October 2, 2017	$0.3984
Series A Preferred Stock	Q2 2017	May 1, 2017	June 15, 2017	July 3, 2017	$0.3984
Series A Preferred Stock	Q1 2017	January 30, 2017	March 15, 2017	April 3, 2017	$0.3984

Investor Relations	Transfer Agent

Kevin Berry	American Stock Transfer & Trust Company, LLC
Senior Vice President, Investor and Public Relations	6201 15th Avenue
Phone (312) 960-5529	Brooklyn, NY 11219
kevin.berry@ggp.com	Phone: (866) 627-2643
Foreign Investor Line:
+1 718 921-8124

MISCELLANEOUS Glossary of Terms

Terms	Description
Gross Leasable Area (GLA)	Total gross leasable space at 100%.
Mall and Freestanding	Inline mall shop and outparcel retail locations (locations that are not attached to the primary complex of buildings that comprise a shopping center). Excludes anchor stores and development space.
Anchor/Traditional Anchor
Department stores whose merchandise appeals to a broad range of shoppers.  Anchors either own their stores, the land under them and adjacent parking areas, or enter into long-term leases at rates that are generally lower than the rents charged to mall store tenants.

Strip Center
An attached row of stores or service outlets managed as a coherent retail entity, with on-site parking usually located in front of the stores. Open canopies may connect the storefronts, but a strip center does not have enclosed walkways linking the stores.

Office	Leasable office space, either peripheral to a retail center or a stand-alone office building without a retail component.
Specialty Leasing	Temporary tenants on license agreements (as opposed to leases) with terms in excess of twelve months. License agreements are cancellable by the Company with 60 days notice.
Company Same Store NOI
Company NOI that excludes the periodic effects of full or partial acquisitions of properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company Same Store NOI once the transaction has closed.

Company Non-Same Store NOI	Includes the periodic effects of full or partial acquisitions of properties and certain redevelopments and other properties. See Property Schedule for full list of Non-Same Store properties.
Company NOI	Company Same Store NOI plus Company Non-Same Store NOI. Excludes full or partial reductions in ownership as a result of sales or other transactions.
Company EBITDA
Company NOI plus management fees and other corporate revenues, property management and other costs and general and administrative expense. Excludes reductions in ownership as a result of sales or other transactions.

Sold Interests	Full or partial reductions in ownership as a result of sales or other transactions, excluded from Company NOI and Company EBITDA, included in Company FFO.

Operating Metrics	Description
Leased
Leased area represents the sum of: (1) tenant occupied space under lease, (2) all leases signed for currently vacant space, and (3) tenants no longer occupying space, but still paying rent for all inline mall shop and outparcel retail locations, excluding anchors (Leased Area). Leased percentage is the Leased Area over the Mall and Freestanding Area.

Occupied
Occupied area represents the sum of: (1) tenant occupied space under lease, (2) tenants no longer occupying space, but still paying rent, and (3) tenants with a signed lease paying rent, but not yet opened for all inline mall shop and outparcel retail locations, excluding anchors (Occupied Area). Occupied percentage is the Occupied Area over the Mall and Freestanding Area.

<10K Sales PSF	Comparative rolling twelve month sales.
Tenant Sales	Comparative rolling twelve month sales.
Occupancy Cost	Ratio of total tenant charges to comparative sales for inline mall tenants that opened at less than 10,000 square feet.
In-Place Rent	Weighted average rental rate of mall stores as of a point in time. Rent is presented on a cash basis and consists of base minimum rent and common area costs.
Expiring Rent	Represents rent at the end of the lease consisting of base minimum rent and common area costs.
Initial Rent	Represents initial rent at the time of rent commencement consisting of base minimum rent and common area costs.
Average Rent	Represents average rent over the term consisting of base minimum rent and common area costs.
Initial Rent Spread	Dollar spread between Initial Rent and Expiring Rent.
Average Rent Spread	Dollar spread between Average Rent and Expiring Rent.